Exhibit 4.24

PSBC(2022)ZH08021

Loan Contract of

Small business credit business line

Contract No.

Dear customer: In order to protect your rights and interests, please read the terms of this contract carefully (especially the terms containing boldface titles or boldface text) before signing this contract, and pay attention to your rights and obligations in the contract. If you have any questions about this contract, please consult your lending bank. If you need to make business inquiries or complaints, please call Postal Savings Bank customer service hotline 95580.

In accordance with relevant national laws and regulations, all parties listed in the exclusive terms of this contract enter into this contract through consensus through consultation. This contract was negotiated and concluded by the parties on the basis of equality and voluntariness in accordance with the law. All contract terms are the true expressions of the parties’ intentions.

Part I General terms

Article 1 For parties to the contract, please refer to Article 1 of the exclusive terms of this contract.

Article 2 Loan Amount the amount determined by the lender based on factors such as the borrower’s credit status, financial status, guarantee status, and capital needs. The borrower can apply for a loan limit under certain conditions. The loan amount, It can be used for working capital loans or other businesses provided that it complies with the stipulations of this contract and related expenditure orders and IOUs.

2.2 The borrowing limit refers to the maximum borrowing amount of the accumulated balance at the time of expenditure under this contract. The specific amount and currency are shown in this contract. Same as Article 2 of the Exclusive Terms. The borrowing amount refers to the amount determined when specific expenditures are made under this contract.

(including IOU) shall be subject to agreement.

2.3 The “loan amount” agreed in this contract does not represent the lender’s credit commitment to the borrower. When borrowing the same amount under the same item, applications can be made one by one based on the lender’s specific products. The lender has the right to review and decide whether to agree to release based on factors such as its own capital situation, the borrower’s operating conditions and the use of funds. The specific expenditure method is determined by the expenditure order (including IOUs) are confirmed; the lender will review each transaction, and upon approval, the lender will provide loans and other services to the borrower. The borrower’s loan amount type and product type shall be filled in, and the details shall be subject to the disbursement note (including IOU) corresponding to this contract.

2.4 Under the loan limit, the borrower shall stipulate the expenditure application matters in accordance with this contract. This contract (including expenditure orders and IOUs) It is regarded as the true expression of intention of both parties regarding the loan.

2.5 Adjustment of borrowing amount

When any of the following circumstances occurs that may affect the lender’s rights and interests, the lender has the right to adjust the loan amount and/or suspend the loan accordingly. Stop the use of the borrower’s loan limit, cancel the borrower’s unused loan limit, and withdraw part or all of the used loan in advance A loan of up to a certain amount does not require the borrower’s consent:

2.5.1 There are major adverse changes in the market related to the borrower’s operations, or there are major adjustments to the national monetary policy;

2.5.2 The borrower voluntarily or is forced to cease operations, liquidate, reorganize, dissolve or go bankrupt;

2.5.3 The borrower is involved in major litigation, arbitration or administrative or criminal penalties, or has a major breach of contract with other creditors. Cases, including but not limited to defaulting on other bank loans, defaulting on supplier payments, etc.;

2.5.4 The borrower expressly expresses or shows by its own behavior that it will not comply with this contract or other contracts signed with the lender. performance obligations;

2.5.5 The borrower provides false materials or conceals important business and financial facts;

2.5.6 The borrower fails to perform its obligations under this contract;

2.5.7 A breach of contract occurs in other contracts signed between the borrower and the lender;

2.5.8 The borrower has transferred assets, evacuated funds, evaded debts and other behaviors that damage or may damage the rights and interests of the lender.

2.5.9 The borrower or its senior managers are involved in or suspected of illegal business activities;

2.5.10 The borrower is divided, merged, major mergers, acquisitions and restructuring, reorganization, etc.;

2.5.11 The borrower’s business reputation has seriously deteriorated;

2.5.12 The borrower’s controlling shareholder or actual controller changes, or major events occur to the borrower’s controlling shareholder, actual controller, legal representative, or senior management personnel, including but not limited to the occurrence or suspected violation of laws and regulations, or the occurrence of litigation. litigation or arbitration cases, serious deterioration of financial status, etc.;

2.5.13 The collateral provided as guarantee for the loan business under this contract suffers damage, loss, devaluation, or ownership disputes and other circumstances that may affect the lender’s rights and interests;

2.5.14 The guarantor of the loan business under this contract defaults, including but not limited to the failure of the guarantor to provide false information and procedures. False, the guarantor violates other contracts signed with the lender or other third parties, or disputes arise out of such contracts. Litigation or arbitration, forced or voluntary suspension of business, major business errors, occurrence or suspected violation of laws and regulations, evasion of bank debts business, mergers, acquisitions, reorganizations and other situations that may weaken its guarantee ability;

2.5.15 The borrower encounters major difficulties in its operating conditions or major adverse changes in its financial conditions;

2.5.16 Other situations that endanger or may endanger the rights and interests of the lender.

Article 3 The purpose of the loan shall be determined by the expenditure note (including IOU) corresponding to this contract.

Article 4 For the loan period, please see Article 3 of the exclusive terms of this contract. The specific term of a single loan should be stated in the disbursement note (including IOU) The agreement or the business information retained in the lender’s business system shall prevail. The term of a single loan shall be based on the arrival of the loan funds at the borrower’s designated The calculation starts from the date when the account/digital RMB wallet is fixed, and ends with the payment note (including debit and credit) under this contract corresponding to the single loan. until the date when the principal and final interest as agreed upon are fully paid off.

If withdrawals are made in installments under a debit order, the due date of each withdrawal shall not exceed the final expiry date agreed upon in the debit order.

Article 5 Borrowing interest rate, penalty interest rate and interest calculation and settlement

5.1 The borrowing interest rate shall be determined by the expenditure note (including IOU) corresponding to this contract.

LPR (Loan) referred to in this contract and the corresponding payment order Prime Rate) refers to the inter-bank lending by the national center The loan market quoted interest rate published by (www.shibor.org), LIBOR/HIBOR/SIBOR/NI BOR/SOFR refers to London/Hong Kong/Singapore/New York interbank market lending rate/guaranteed overnight financing rate according to the term.

5.1.2 The loan interest rate involved in this clause is an annualized interest rate, using the simple interest calculation method, and the interest rate is converted according to the following formula: Quarterly interest rate = annual interest rate / 4, monthly interest rate = annual interest rate / 12, daily interest rate = annual interest rate / 360. The actual interest rate is based on the IOU.

5.1.3 Selected when signing the payment order corresponding to this contract When adjusting LPR/LIBOR/HIBOR/SIBOR/NIBO R/SOFR Borrowers will no longer be notified. If selected LPR/LIBOR/HIBO R/SIBOR/NIBOR/SOFR will no longer be announced, and the lender has the right to According to the interest rate policy for the same period, the interest rate of this contract will be re-determined with reference to industry practices. The interest rate after re-determination will not be lower than the originally agreed interest rate. and promptly notify the borrower. If the borrower has objections, he should promptly negotiate with the lender. If the negotiation fails, the lender has the right to collect the loan in advance. If the loan is returned, the borrower shall immediately pay off the remaining principal and interest of the loan.

5.1.4 Book combine same and right answer of branch use one sign order hour goods payment profit Rate according to According to Place select select of L PR/LIBOR/HIBOR/SIBOR/NIBOR/SOFR If the interest rate reduction is implemented, the lender has the right to reassess the interest rate granted to the borrower every year. Rate discount. According to national policies, the borrower’s credit status and changes in loan guarantees, the lender may decide at its own discretion all or Partially cancel the interest rate concessions given to borrowers and notify borrowers in a timely manner. If the borrower encounters the following circumstances, the lender may simply Cancel the original interest rate discount and adjust the loan interest rate to the selected LPR Or add points:

5.1.4.1 The borrower is overdue during the loan period;

5.1.4.2 During the borrowing period, the borrower’s credit status undergoes significant adverse changes or the lender believes that an event has occurred that may affect the borrower’s ability to perform the contract.

5.2 Penalty interest rate

5.2.1 If the borrower fails to repay on the agreed date in the contract (including payment orders and IOUs) (including when it is declared due early) For the principal amount of the loan, the lender has the right to pay the penalty interest rate and the amount stipulated in this contract from the date of overdue to the date when the principal and interest are fully paid off. Penal interest will be calculated and charged according to the interest settlement method; for interest that cannot be paid on time, compound interest will be calculated based on the penalty interest rate and the interest settlement method stipulated in this contract. The penalty interest rate is determined by adding 50% to the loan interest rate.

5.2.2 For the loan principal that the borrower has not used for the purpose specified in the contract (including payment orders and IOUs), the lender has the right to From the date when the loan is not used for the purpose stipulated in the contract to the date when the principal and interest are fully paid off, the penalty interest rate and the settlement amount stipulated in this contract will be charged. Penal interest will be calculated and charged according to the interest rate method; for interest that cannot be paid on time, compound interest will be calculated and collected based on the penalty interest rate and the interest settlement method agreed in this contract. The penalty interest rate is determined by adding 100% to the loan interest rate.

5.2.3 If the borrower fails to use the loan according to the purpose specified in the contract (including payment orders and IOUs) and fails to comply with the date specified in the contract (including (including the principal of the loan that is declared due early), the lender has the right to pay the principal and interest from the date the borrower occurs the aforementioned default event. Until the date of full repayment, penalty interest will be calculated and collected according to the penalty interest rate and the interest settlement method agreed in this contract; for interest that cannot be paid on time, Compound interest will be calculated based on the penalty interest rate and the interest settlement method stipulated in this contract. The penalty interest rate is determined by adding 100% to the loan interest rate.

5.2.4 If the loan interest rate is adjusted according to the contract, the penalty interest rate will also change accordingly after the interest rate adjustment, and its change cycle is consistent with the interest rate change cycle.

5.3 Interest calculation

Loan interest is calculated from the date a single loan is issued to the borrower’s account/digital RMB wallet. This contract (including payment slip, The interest calculation method of the loan under the IOU) varies according to the repayment method, and is divided into daily interest calculation, monthly interest calculation, and quarterly interest calculation. See 5.1.2 for calculation method.

5.4 Interest settlement

5.4.1 The borrowings under this contract (including payment orders and IOUs) will be settled with interest on a monthly (quarterly) basis starting from the actual date of disbursement. It is the 20th of each month (quarter), and the interest settlement date is the repayment date. If the interest settlement date is a non-working day, the loan must still be repaid on the interest settlement date. If the borrower’s repayment account/digital RMB wallet is insufficient to pay the current loan principal and interest, it can be postponed to the next banking working day. During the repayment period, the normal interest accrued on the principal will be accumulated at normal interest rates. The borrower will still receive the loan on the first banking working day after the extension If the principal and interest of the current loan are not repaid, the overdue status shall be determined based on the original interest settlement date. When the loan matures, the interest will be paid off along with the principal.

5.4.2 After the interest settlement date, the lender has the right to pay the unpaid interest as stipulated in this contract (including the payment note). Compound interest will be calculated based on the interest settlement method and overdue penalty interest rate corresponding to the loan.

Article 6 The guarantee method shall be subject to Article 4 of the exclusive terms of this contract. If additional security is required for the loan under this contract, Supplementary agreements can be made in the corresponding payment slip.

Article 7 Prerequisites for Loan Granting

Except for full or partial waiver by the lender, the lender is obligated to grant the loan only if the following prerequisites are continuously met:

7.1 The information provided by the borrower is true, complete and valid;

7.2 The borrower has completed the approval, registration, delivery, insurance and other legal procedures related to the loan under this contract;

7.3 If there is a guarantee in this contract, the guarantee rights that meet the requirements of the lender have taken effect and will continue to be valid;

7.4 The borrower has not committed any breach of contract as stipulated in this contract or any situation as stipulated in this contract that may endanger the security of the lender’s creditor’s rights;

7.5 Laws, regulations and administrative regulations do not prohibit or restrict the lender from granting loans under this contract;

7.6 There are no adverse circumstances that the lender believes will affect the borrower’s creditworthiness and the security of loan funds;

7.7 Other withdrawal conditions stipulated by laws and regulations and agreed in this contract have been met.

Article 8 Fees shall be subject to Article 7 of the exclusive terms of this contract.

8.1 The insurance, evaluation, registration, custody, appraisal, notarization and other expenses incurred during the conclusion and performance of this contract shall be borne by the parties to the contract in accordance with the requirements of laws, regulations, administrative regulations and other normative documents. If there are no provisions in laws, regulations, administrative regulations and other normative documents, the parties to the contract may reach an agreement.

8.2 The actual expenses incurred by the lender to realize the creditor’s rights (including but not limited to litigation fees, attorney fees, execution fees, arbitration fees, property preservation fees, travel expenses, auction fees, service fees, announcement fees and other reasonable expenses) shall be borne by the borrower bear. For fees advanced by the lender to protect its own interests, the lender has the right to recover from the borrower and guarantor at any time, and charge demand deposit interest from the date of advance.

Article 9 Loan disbursement shall be specifically subject to Article 5 of the exclusive terms of this contract and the corresponding disbursement note.

9.1 When the borrower applies to use the loan offline, he should submit the “Small Business Credit Business Disbursement Form”; the borrower applies offline For installment withdrawals, a “Small Business Loan Withdrawal Application Form” must be submitted. After the above materials are reviewed and approved by the lender, the lender will Agree to grant a loan. The loan amount, term, purpose, interest rate, repayment method, etc. for the borrower’s offline business shall be determined according to the terms of this contract. The corresponding payment note agreement and the content of the “Postal Savings Bank of China Small Business Legal Person Credit Business IOU” are confirmed. “Enterprise Credit Business Expenditure Note” and “Postal Savings Bank of China Small Business Legal Person Credit Business IOU” are an integral part of this contract. It has the same legal effect as this contract.

9.2 When a borrower applies for a loan online, the borrower should complete the online application in accordance with the lender’s requirements and obtain approval after review. Afterwards, the lender issues the loan as agreed. The loan amount, term, purpose, interest rate, repayment method, etc. are based on the lender’s relevant business System business information, relevant electronic vouchers, electronic payment slips or “China Postal Savings” that are valid in the system and confirmed by the lender. “Bank Small Enterprise Legal Person Credit Business IOU (Online)” confirms that such system business information, relevant electronic vouchers or IOU information The interest forms an integral part of this contract and has the same legal effect as this contract.

9.3 The lender has the right to make decisions based on its internal management requirements and the borrower’s credit status, profitability, solvency, etc. We will consider whether to agree to the borrower’s withdrawal application based on comprehensive consideration of the business situation, and have the right to unilaterally reject the borrower’s withdrawal application without any liability. For any form of legal liability to the borrower, if there is a conflict between these terms and other terms, the effect of this term will take precedence.

Article 10 The lending account/digital RMB wallet shall be specifically determined by the payment order corresponding to this contract.

The borrower authorizes the lender to transfer the loan to the loan account/digital RMB wallet, and the loan interest will be calculated from the actual loan date. If the borrower changes the lending account/digital RMB wallet, the lender must obtain the consent of the changed account/digital RMB wallet. The currency wallet should be opened at the lending bank.

Article 11 Payment method

The following two payment methods can be used for loan payment under this contract. The specific payment method shall be applied by the borrower and determined after review and approval by the lender.

11.1 The lender is entrusted with payment.

11.1.1 The borrower shall submit relevant transaction materials in the manner and within the time limit required by the lender, and cooperate with the lender as required. Make a record of the relevant details. The specific entrusted payment objects shall be subject to the “Entrusted Payment List”.11.1.2 When the lender is entrusted with payment, the lender transfers the loan funds to the loan issuance account/digital RMB wallet, and then pays the loan funds directly from the loan issuance account/digital RMB wallet to the account of the borrower’s transaction partner /

Digital RMB wallet. The borrower shall not dispose of the loan funds in any form (including but not limited to transfers and cash withdrawals).

11.1.3 The lender determines the payment amount, payment time, payment object, payment method and experience based on the information provided by the borrower. The account/digital RMB wallet will undergo formal review. The lender completes the formal review of the above payment elements and deems it in compliance with Upon request by the lender, the loan funds will be paid to the borrower’s counterparty. Once the loan funds enter the trading pair provided by the borrower, The lender shall be deemed to have fulfilled its entrusted payment obligations if the corresponding account/digital RMB wallet is used. The borrower should make the payment within 1 working day after the payment date. Check promptly within the working day whether the payment was successful. If unsuccessful, notify the lender immediately. Borrowers should ensure that their transaction partners are The specific purpose of the funds and the transaction information are consistent.

11.1.4 The lender’s formal review of the above payment elements does not mean that the lender has confirmed the authenticity and legality of the transaction. Confirmation of compliance does not mean that the lender will intervene in any disputes or needs between the borrower and its transaction partners or other third parties. Be responsible for any responsibilities and obligations of the borrower. The borrower shall compensate the lender for any losses incurred by the lender due to the entrusted payment behavior.

11.1.5 Because the information provided by the borrower is incomplete, untrue, inaccurate, and does not meet the specific purpose of the loan, the information The loan funds were not paid successfully or were not paid to the borrower in a timely manner due to reasons other than the fault of the lender such as conflicts between transactions.

The target account/digital RMB wallet will be handled according to the following agreement:

11.1.5.1 The resulting consequences include, but are not limited to, failure to successfully pay the loan funds or failure to pay the loan in a timely manner. The borrower shall bear the losses caused by the personal transaction object account/digital RMB wallet. The loss suffered by the lender as a result is The borrower shall compensate;

11.1.5.2 The borrower shall not dispose of this part of the loan funds in any form (including but not limited to transfers and cash withdrawals);

11.1.5.3 The borrower shall perform its obligations such as re-providing information and correcting information as required by the lender. If the borrower violates any of the above agreements, the lender has the right to recover the loan funds in advance.

11.1.6 Risks, liabilities and losses such as failure, error and delay in payment of loan funds that are not caused by the fault of the lender shall be borne by the lender. The borrower shall bear the responsibility. The borrower shall compensate the lender for any losses suffered thereby.

11.2 The borrower pays independently

After the lender releases the loan funds to the loan issuance account/digital RMB wallet according to the borrower’s withdrawal application, The borrower pays its counterparty independently. The borrower should ensure that the transaction object matches the specific purpose of the loan and the transaction information. Regular summary reports on loan fund payment status, the lender has the right to analyze the account/digital RMB wallet, verify the voucher or Check whether the loan payment complies with the agreed purpose through on-site investigation and other methods. If the borrower adopts independent payment methods, the borrower shall Submit the actual payment statement within the time limit specified by the lender after the loan is released. The borrower fails to submit actual payment in accordance with the agreed format and time list, the lender has the right to pursue the borrower’s liability for breach of contract in accordance with this contract.

11.3 Regardless of whether the lender pays entrusted or the borrower pays independently, once the loan funds enter the loan grant account/ The digital RMB wallet is deemed to have fulfilled the lending obligations of the lender. Borrowers should ensure that the loan origination account/digital RMB wallet The status is normal (including but not limited to not being frozen by the competent authority, etc.). Loan funds enter the loan issuance account/digital RMB money Any risks, liabilities and losses that occur after the loan is frozen or deducted by the competent authorities shall be borne by the borrower. The lender suffered as a result The borrower shall compensate for any losses.

11.4 Change of payment method If any of the following circumstances occurs, the lender has the right to change the payment method of loan funds, including but not limited to adjusting the applicable circumstances of entrusted payment (such as adjusting the amount standard of entrusted payment), changing the payment method of a single loan payment wait:

11.4.1 The borrower encounters any breach of contract as stipulated in this contract;

11.4.2 The borrower encounters any situation stipulated in this contract that may endanger the lender’s creditor’s rights;

11.4.3 Other situations where the lender deems it necessary to change the payment method of loan funds. If the lender changes the payment method, the borrower shall perform obligations such as resubmitting information in accordance with the provisions of this contract and the lender’s requirements.

Article 12 Repayment

12.1 The repayment method shall be determined by the payment order corresponding to this contract. In accordance with this contract (including payment The repayment schedule generated by the bill is an effective part of this contract and has the same legal effect as this contract.

12.2 The repayment agreement is that the borrower shall deposit the full amount of the repayment for the current period into the designated repayment account/digital RMB wallet before 16:00 on the repayment date stipulated in this contract (including the payment note), and the lender shall Deductions will be made on the interest settlement date.

12.3 Repayment Account/Digital RMB Wallet

The specific information of the repayment account/digital RMB wallet shall be subject to the payment order corresponding to this contract. The lender has the right to account Account/digital RMB wallet to manage the withdrawal of funds in and out, including:

12.3.1 Time of arrival of withdrawn funds: The withdrawn funds should be in place before the loan maturity date;

12.3.2 Other requirements put forward by the lender.

The corporate account/digital RMB wallet provided by the borrower is frozen, deducted, changed, or has insufficient balance, etc. If the lender is unable to deduct the principal and interest in full, the borrower should promptly provide the lender with a new repayment account/digital RMB wallet or Replenish the balance of the account/digital RMB wallet in a timely manner so that the lender can deduct the principal and interest of the loan in full and on time. In the above case, If the lender cannot repay the principal and interest in full on time due to the borrower’s reasons, the borrower shall bear the corresponding liability for breach of contract.

12.4 Early repayment. When a borrower applies for early repayment, he or she shall submit a written application to the lender in advance, and the application shall be approved by the lender. If you are not satisfied, you can repay part of the principal or settle the loan in advance (there is no need to initiate a written application for self-service repayment through electronic channels).

12.4.1 For loans that adopt the installment repayment method, if the borrower applies to repay the entire loan in advance, the lender shall Loan interest will be charged on the remaining principal of the loan from the actual number of days from the last repayment date to the early repayment date; if the borrower applies to repay part of the loan in advance, the lender will first deduct the period in which the early repayment date falls from the repayment application amount. The time is charged based on actual usage days. Loan interest and the current loan principal for the entire period, and then use the remaining repayment application amount to return the loan principal early.

12.4.2 After repaying part of the loan in advance, the borrower shall pay according to the remaining loan principal, remaining term and current loan execution. The principal and interest of the loan are returned with each installment determined by the interest rate.

12.5 Repayment methods involving specific online businesses can be agreed upon in the special terms of the charge sheet corresponding to this contract. Certainly.

12.6 Repayment sequence.

12.6.1 The borrower’s repayments, unless otherwise agreed by both parties, will be paid in the following order:

12.6.1.1 There are several due debts between the borrower and the lender, and the borrower’s repayment is not enough to pay off all due debts. For debts, the debts to be paid off by the borrower and the order of offsetting them shall be determined by the lender;

12.6.1.2 If the lender exercises the right of offset against the borrower in accordance with the law or the contract, the debt to be offset and the order of offset shall be determined by the lender; when the lender exercises the right of subrogation in accordance with the law, the sub-debtor shall pay the lender Debts paid off and the order of repayment shall be determined by the lender.

12.6.2 When the borrower’s payment is insufficient to repay the entire debt, the lender has the right to decide the order of repayment. Unless the lender decides otherwise, repayment shall be in the following order:

(1) Various expenses stipulated in this contract that should be borne by the borrower and advanced by the lender, as well as related expenses for the lender to realize its creditor’s rights;

(2) Interest, including compound interest, penalty interest, etc.;

(3) Principal debts such as principal.

Article 13 Time limit adjustment shall be subject to the specific agreement on the expense note corresponding to this contract.

13.1 In principle, the borrower’s extension application should be submitted 30 working days before the loan repayment date. After approval by the lender, both parties go through relevant procedures. The cumulative extension period of short-term loans shall not exceed the original borrowing period, the cumulative extension period of medium-term loans shall not exceed half of the original borrowing period, and the cumulative extension period of long-term loans shall not exceed 3 years. When the original loan period plus the extension period reaches the new interest rate period, loan interest will be calculated and charged based on the new interest rate period from the date of extension. Interest already accrued will not be adjusted.

13.2 If the borrower applies to shorten the loan period, he should submit a written application for loan period reduction to the lender 5 working days before the loan repayment date. After the lender reviews and agrees, both parties will go through the relevant procedures. If the loan period is reduced, when the new loan term reaches the new interest rate grade, the repayment plan will be re-evaluated based on the new loan interest rate, the loan term after the reduction and the remaining loan principal from the date of reduction.

13.3 For loans in installments, when the borrower applies to adjust the loan period, he should first repay the loan principal in arrears. Interest (if any) and loan principal for the entire period to which the term adjustment date belongs and from the last interest settlement date to the term adjustment date are based on actual Normal interest accrues over the days.

Article 14 Rights and Obligations of Lenders

14.1 The lender shall issue the loan in accordance with the text of this contract and related contracts (including payment orders, etc.), except for delays caused by the borrower or other reasons that cannot be attributed to the lender;

14.2 Regarding the business secrets and information provided by the borrower regarding financial status, financial information, production and operations, etc., the lender shall The borrower is obliged to take appropriate confidentiality measures, and the confidentiality obligation will not terminate with the termination of the contract, but this contract otherwise stipulates and Except as otherwise provided by laws and regulations;

14.3 The lender has the right to require the borrower to repay the loan principal, interest and various expenses for realizing the creditor’s rights on schedule, exercise other rights stipulated in this contract, and require the borrower to perform its other obligations under this contract;

14.4 For the borrower’s unpaid dues and borrowings under this contract and related contracts (including payment orders, etc.) and documents, Authorization from the borrower: The lender may obtain payment from the borrower from the Postal Savings Bank of China and its branches in accordance with the provisions of this contract (including the payment slip). Any account/digital RMB wallet opened will directly deduct the loan principal, interest, liquidated damages, and compensation that should be repaid by it. Reimbursements and insurance premiums (if any) that should be borne by the borrower according to mandatory provisions of laws, regulations, and administrative regulations. The borrower’s consent needs to be obtained in advance, and the undue amount in the account/digital RMB wallet will be deemed to have expired in advance. If account/ The currency of the payment in the digital RMB wallet is different from the borrowing currency. The lender has the right to convert it into the borrowing currency according to the foreign exchange listing price of the day. To repay a loan and need to go through procedures for foreign exchange settlement and sale or foreign exchange transaction, the borrower is obliged to assist the lender in handling the exchange rate risk. borne by the borrower. When the lender withholds the borrower’s unexpired time deposits and all of them need to be withdrawn in advance, they will be listed based on the date of withdrawal. Interest will be calculated based on the announced current deposit interest rate; if part of the amount needs to be withdrawn in advance, the portion withdrawn in advance shall be based on the announced current deposit rate on the withdrawal date. Interest will be calculated based on the deposit interest rate, and interest will be calculated on the remaining balance when it matures based on the time deposit interest rate on the date the time deposit was opened. due to deduction The interest losses incurred due to the collection shall be borne by the borrower. In addition, the lender has the right to make changes to the above-mentioned accounts/digital RMB wallets. Inquiry, with the right to check the borrower’s use of funds at any time;

14.5 The lender has the right to know and inquire about the borrower’s and guarantor’s operating conditions, credit status, loan usage and performance of the loan contract, and requires the borrower to provide financial statements and other relevant information on a regular basis (specifically based on product system requirements upon request);

14.6 Once the lender discovers that the borrower has illegally added hidden local government debts, it will suspend loan disbursement. It has been signed. Suspension of withdrawals under the loan contract;

14.7 The borrower agrees to authorize the lender to, during the business application and duration, make arrangements based on pre-loan, post-loan or debt collection, etc. When necessary, the lender has the right to use the basic financial credit information database and other legally established credit databases in accordance with relevant national regulations. Databases and bank computer systems query, retain and use borrower-related information;

14.8 The borrower authorizes the lender to provide the basic information of the enterprise, credit information, and transaction records formed during the processing and duration of this contract to credit databases established in accordance with the law, such as the basic financial credit information database, for inquiry and use by appropriately qualified institutions or individuals.; and used to prevent or prevent money laundering and other illegal and illegal activities. The borrower has been clearly informed in advance and agreed that the lender will provide the default information under this contract to the financial credit information basic database and other credit databases established in accordance with the law;

14.9 Other rights and obligations stipulated by laws and regulations or agreed by the parties.

Article 15 Rights and Obligations of the Borrower

15.1 The borrower has the right to require the lender to grant the loan as stipulated in the contract (including expense notes, IOUs, etc.);

15.2 The borrower has the right to require the lender to obtain relevant financial information and production and operation business secrets provided by the borrower. The confidentiality shall be kept confidential, unless otherwise provided by laws, regulations and administrative rules, otherwise required by the competent authority, or otherwise agreed upon by both parties;

15.3 The borrower shall return the loan on time in accordance with the provisions of this contract, payment orders, IOUs and related contracts and documents. The principal and interest of the loan under the item;

15.4 The borrower agrees to use the account/digital RMB wallet opened in the Postal Savings Bank of China system as the withdrawal of funds. With the main account/digital RMB wallet for settlement, the borrower agrees to accept the lender’s assessment of the withdrawal and withdrawal of the borrower’s funds. Supervision;

15.5 Before the borrower repays all principal, interest, and fees under this contract, the borrower shall submit true financial statements and all bank account numbers, wallet numbers, deposit and loan balances, etc. on a regular or irregular basis as required by the lender. Cooperate with lenders to carry out regular or irregular credit asset inspection activities, provide loan fund usage records and information, and relevant production Inspection and supervision of operations and financial activities, etc.;

15.6 Before the borrower repays all principal, interest and fees under this contract, it shall not incur debts for others without the written consent of the lender. Provide guarantees, and shall not lend funds to external parties, and shall not give priority to repaying private loan funds;

15.7 The borrower shall use the loan for the purposes specified in this contract (including payment slips and IOUs), and shall not expropriate, misappropriate or use the loan. Bank loans are used to engage in illegal and illegal transactions; the lender shall cooperate with and accept the lender’s control of its production, operations, financial activities, and matters under this contract. Inspect and supervise the use of loans; it is not allowed to evacuate funds, transfer assets or use related transactions to evade liability to the lender. Debts; false contracts with related parties must not be used to use bills receivable, accounts receivable and other claims without real trade background. Go to the bank to pledge to obtain bank funds or credit; the loan may not be used to purchase a residence or repay a housing mortgage loan, and may not be used to Investments such as stocks, bonds, futures, financial derivatives and asset management products shall not be used for equity investment, and shall not For other purposes prohibited by laws and regulations;

15.8 If the borrower uses the loan under this contract to carry out manufacturing or engineering construction, it shall abide by the relevant national environmental protection regulations;

15.9 If the loan under this contract involves the purchase of fixed assets or project construction, the borrower shall ensure that the proposed project complies with the national Industry, land, environmental protection and other related policies, and the legal management procedures for fixed asset investment projects have been performed in accordance with regulations, and there are no In the event of any violation of laws or regulations, capital or other funds that need to be raised shall be in full amount within the specified time and proportion to ensure that the funds are collected as planned. Complete project progress. Borrowers are not allowed to apply for loans from lenders by falsely reporting construction projects;

15.10 If the borrower encounters any of the following circumstances, he shall promptly notify the lender in writing:

15.10.1 Changes in industrial and commercial registration matters such as residence, mailing address, business scope, legal representative, etc.;

15.10.2 There is a threat to its normal operations or a significant adverse impact on its performance of its repayment obligations under this contract.

Any events, including but not limited to major economic disputes, bankruptcy, and deterioration of financial status;

15.10.3 The company is disbanded, suspended for rectification, business license revoked or revoked, etc.;

15.10.4 Other major circumstances occur that may affect the borrower’s ability to repay debts.

If one of the circumstances listed in 15.10.1 occurs, the lender shall be notified in writing within 15 calendar days from the date of change. If other circumstances occur, the lender shall be notified in writing on the date such circumstances arise. If the borrower changes the company’s articles of association, it must obtain the lender’s consent. If the borrower changes the company’s articles of association without the lender’s consent, the changes will have no legal effect on the lender.

15.11 If circumstances occur that may affect the financial status and performance ability of the borrower or guarantor, including but not limited to Any form of division, merger, joint venture, joint venture with foreign businessmen, cooperation, contract operation, reorganization, restructuring, planned listing, etc. Changes in the mode of operation, reduction of registered capital, transfer of major assets or equity, assumption of major liabilities, or placement of collateral on collateral New major guarantees are placed, the collateral is seized, dissolved, revoked, (is) filed for bankruptcy, etc., or is involved in major litigation or arbitration. case, the borrower should promptly notify the lender;

15.12 If the borrower signs a counter-guarantee contract or similar contract with the guarantor of this contract regarding its guarantee obligations, the contract will not damage any of the lender’s rights under this contract;

15.13 If the borrower transfers its operating assets involving more than 30% of its total assets, it must submit written consent to the lender in advance;

15.14 The borrower shall not sign any contract or document that may harm the interests of the lender, or engage in any activity that may harm the interests of the lender;

15.15 During the period when the borrower is repaying the loan, its shareholders shall not misappropriate the evacuated funds in any way and affect the borrower’s normal operations;

15.16 Once any event occurs or is about to occur that has a significant adverse impact on the guarantor’s financial status or its ability to perform its guarantee obligations, the borrower shall promptly provide a new guarantee approved by the lender;

15.17 If the value of the mortgage/pledge under this contract is reduced enough to affect the security of the loan, the borrower shall make up the guarantee within the time limit required by the lender, and the guarantor and the lender shall sign a valid guarantee contract in accordance with the law;

15.18 The borrower promises to strengthen environmental and social risk management, continuously improve the internal environmental and social risk management system, ensure that it meets the requirements of laws and regulations, strictly abide by laws, regulations and rules on environmental and social risk management, and prevent The activities bring harm and related risks to the environment and society (including but not limited to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, biodiversity and cultural diversity, etc. related environmental and social issues). If the borrower’s environmental and social risks are classified as A or B, the borrower should particularly strengthen environmental and social risk management.

15.18.1 The borrower declares and guarantees that internal management documents related to environmental and social risks comply with legal and regulatory requirements and are effectively implemented;

15.18.2 The borrower declares and guarantees that there will be no major litigation involving environmental and social risks;

15.18.3 The borrower promises that all behaviors and performances related to environmental and social risks are compliant;

15.18.4 The borrower promises to establish and improve an internal environmental and social risk management system, and stipulates in detail the responsibilities, obligations and punishment measures of the borrower’s relevant responsible personnel;

15.18.5 The borrower promises to establish and improve emergency response mechanisms and measures for environmental and social risk emergencies;

15.18.6 The borrower commits to establish a special department and/or designate specialized personnel to be responsible for environmental and social risk matters;

15.18.7 The borrower promises to cooperate with the lender or its recognized third party in the assessment and inspection of the borrower’s environmental and social risks;

15.18.8 In the face of strong doubts from the public or other stakeholders about the borrower’s performance in controlling environmental and social risks,

The borrower promises to respond appropriately or take other necessary actions;

15.18.9 The borrower promises to urge the borrower’s vital related parties to strengthen management and prevent the environmental and social risks of related parties from being transmitted to the borrower;

15.18.10 The borrower promises to perform other matters that the lender deems relevant to controlling environmental and social risks.

15.19 The borrower acknowledges that the lender has the right to supervise the borrower’s environmental and social risk management and requires the borrower to submit environmental and social risk reports, including but not limited to:

15.19.1 Various permits, approvals and approvals related to environmental society and risks during the process of start-up, construction, operation and shutdown;

15.19.2 The assessment and inspection of the borrower’s environmental and social risks by the environmental and social risk regulatory agency or its recognized institution;

15.19.3 Supporting construction and operation of environmental facilities;

15.19.4 Pollutant discharge and compliance with standards;

15.19.5 Safety and health of employees;

15.19.6 Major complaints and protests from neighboring communities against the borrower;

15.19.7 Major environmental and social claims;

15.19.8 Other significant situations considered by the lender to be related to environmental and social risks.

15.20 For matters not stipulated in this contract and the disbursement note, the borrower agrees to comply with the relevant regulations and business practices of the lender. Case processing;

15.21 The borrower shall be responsible for the authenticity and validity of the information provided to the lender and the legality of the information obtained, and shall also It is intended that the lender will use the above materials and information for money laundering risk management and other purposes;

15.22 The borrower shall not use the lender’s services and funds to conduct illegal and criminal activities such as money laundering and terrorist financing, and if there are risk characteristics specified by the regulatory authorities or determined by the lender during the business relationship with the lender, the lender has the right to Conduct necessary due diligence until the service is suspended or terminated, and the borrower shall cooperate;

15.23 When the borrower promises to violate the obligations stipulated in this contract, the lender can report the borrower’s default and untrustworthiness information to the credit reporting agency and the banking association. It also authorizes the banking association to share information on borrowers’ dishonesty among banking financial institutions and even disclose it to the public through appropriate methods. The borrower voluntarily accepts that the lender and other banking financial institutions jointly take joint breach of trust disciplinary and rights protection measures such as reducing or suspending credit extension, stopping the opening of new settlement accounts/digital RMB wallets, and suspending the legal representative’s new credit card;

15.24 The borrower promises to fulfill its obligation to keep the lender’s business secrets confidential, and this will be effective for a long time.

Article 16 Lender defaults

The occurrence of one or more of the following circumstances constitutes a default event by the lender:

16.1 Without justifiable reasons as stipulated in this contract, and on the premise that the borrower fulfills its obligations as stipulated in this contract and meets the loan conditions, the loan is not provided to the borrower as stipulated in this contract (including the disbursement note);

16.2 Stop disbursement or withdraw the loan in advance without justifiable reasons as stipulated in this contract;

16.3 Interest is not calculated and collected in accordance with the relevant interest rate regulations of the People’s Bank of China. When the lender’s default event stipulated in this contract occurs, the borrower has the right to require the lender to make corrections within a time limit; if losses are caused to the borrower, the borrower has the right to require the lender to compensate for the losses caused.

Article 17 The borrower defaults

The occurrence of one or more of the following circumstances constitutes a default event by the borrower:

17.1 The borrower fails to pay due debts related to the lender on time, including but not limited to the principal, interest and other expenses stipulated in this contract and related contracts (including payment orders) and documents;

17.2 The borrower fails to use the loan funds in accordance with this contract or other relevant contracts (including disbursement orders) or documents signed with the lender;

17.3 The borrower fails to pay loan funds in accordance with this contract or other relevant contracts (including disbursement notes) or documents signed with the lender;

17.4 The borrower fails to fully perform the obligations stipulated in this contract or other relevant contracts (including payment orders) and documents signed with the lender, or fails to fully comply with any of the provisions thereof, and fails to take any measures after receiving the notice from the lender. recognized remedies;

17.5 The borrower, as a party, does not repay or indicates that it will not repay the debts under this contract or the loan contract (or loan limit contract, payment note) or other contracts signed with the lender or a third party;

17.6 According to the reasonable judgment of the lender, other events may occur that endanger or damage the rights and interests of the lender under this contract, such as the significant deterioration of the guarantee capacity of the guarantor under this contract, major changes in market conditions or national policies related to the borrower’s operations, and will have an adverse impact on the borrower’s operating conditions, etc.;

17.7 When the following events occur to the borrower, it constitutes a default event by the borrower in terms of management of environmental and social risks:

17.7.1 The borrower’s statements, guarantees, and commitments regarding environmental and social risk management have not been conscientiously fulfilled;

17.7.2 The borrower is punished by relevant government departments due to poor environmental and social risk management;

17.7.3 The borrower has been strongly questioned by the public and/or media and non-governmental environmental organizations due to poor environmental and social risk management;

17.7.4 Other default events related to environmental and social risk management agreed between the lender and the borrower.

17.8 The borrower fails to comply with its commitments;

17.9 The borrower exceeds the agreed financial indicators;

17.10 The borrower has other major default events;

17.11 The borrower encounters other circumstances that the lender deems sufficient to affect the realization of the creditor’s rights.

Article 18 If the borrower defaults as stipulated in this contract, the lender shall have the right to adjust, reduce, or Suspend or terminate the loan disbursement under this contract, and have the right to take some or all of the following measures:

18.1 The lender has the right to stop extending credit to the borrower (including but not limited to revoking credit commitments that have been made, refusing to grant loans, providing financing, issuing letters of guarantee or letters of credit or bank acceptances, etc.);

18.2 Announce that all or part of the outstanding loan/trade financing principal and interest and other payables under this contract (including payment orders) and other contracts between the borrower and the lender will be due immediately, and the paid payment will be recovered in advance;

18.3 The lender suspends the issuance of the loan until the borrower takes rescue measures approved by the lender;

18.4 Exercise security rights;

18.5 Stop disbursing loans;

18.6 Unilateral termination of the contract;

18.7 Require the borrower to correct default events within a time limit;

18.8 The borrower is required to pay a liquidated damages of 1% of the amount of this contract (including payment orders). If the liquidated damages are insufficient to compensate the lender for losses, the borrower shall continue to bear the liability for compensation;

18.9 The borrower is required to bear all reasonable expenses incurred by the lender in realizing the creditor’s rights (including but not limited to litigation fees, attorney fees, etc.);

18.10 Require the borrower to provide or add additional guarantees, including but not limited to guarantees, mortgages and pledges;

18.11 The lender has the right to implement relief measures and notify relevant departments or units if the borrower evades the lender’s supervision, defaults on the loan principal and interest, or otherwise breaches the contract. When the whereabouts of the borrower are unknown and direct collection cannot be made, the lender has the right to announce collection through the news media in a reasonable and legal manner;

18.12 Other punitive measures agreed between the lender and the borrower, or other relief measures permitted by law;

18.13 Take other measures in compliance with relevant legal provisions to safeguard its rights and interests under this contract.

Article 19 The evidentiary effect of lender’s records

Unless there is reliable and definite evidence to the contrary, the lender’s internal information regarding principal, interest, fees and repayment records, etc. Accounting records, the documents and vouchers produced or retained by the lender that occurred during the borrower’s lending, repayment, interest payment and other business processes, as well as the lender’s records and vouchers for loan collection, all constitute effective proof of the creditor’s rights and debts between the borrower and the lender. Certain evidence of relationship. The borrower cannot raise objection simply because the above-mentioned records, records, documents, and vouchers are produced or retained unilaterally by the lender.

Article 20 Rights Reserved

The Lender’s rights under this contract do not affect or exclude any rights it enjoys under laws, regulations and other contracts. right. The Lender shall not grant any tolerance, grace, preferential treatment or delay in exercising any rights under this Contract for breach of contract or delay. shall not be deemed as a waiver by the Lender of its rights and interests under this Contract or its permission or recognition of any violation of this Contract. may, nor will it restrict, prevent or hinder the lender’s continued exercise of this right or the exercise of any other rights thereof, nor shall it be caused by This creates obligations and responsibilities on the part of the lender towards the borrower.

Article 21 In addition to the debts under this contract, if the borrower has other debts due to the lender, the lender shall The right to inquire and transfer the RMB in the account/digital RMB wallet opened by the borrower at the Postal Savings Bank of China and its branches. or other currencies will first be used to pay off any debt due. The borrower shall actively cooperate and the lender shall withhold the funds. The borrower will be notified promptly after receipt.

Article 22 Notice

22.1 Unless otherwise agreed in this contract, all notices, requests, requirements and other information under this contract can be delivered offline in written form or electronically via SMS, fax, email, WeChat, etc., to this The parties to the contract are respectively responsible for the authenticity of the residence (address), telephone number, fax number, email address, etc. stated in Article 1 of the exclusive terms of the contract and confirm the authenticity of the address (address), telephone number, fax number, email address, etc. its effectiveness.

22.2 All parties to this contract agree that if any written material is delivered by a special person, it will be deemed delivered if the recipient signs it. If the recipient refuses to accept it, the deliverer can take photos or videos to record the delivery process and retain the document., deemed delivered; if it is sent by mail or express delivery, it will be deemed delivered after 7 calendar days from the date when the postmark of the place of shipment is recorded. If no one signs for it or refuses to accept it, it will be deemed delivered on the day the document is returned. date; if the fax is used, the fax will be deemed delivered on the day the recipient’s fax system receives it; if delivered by other electronic means such as SMS, WeChat or email, the delivery information will be deemed delivered when the delivery information reaches the system where the electronic delivery address is located., deemed delivered. If an announcement is made in the public media, it shall be deemed to have been received on the date of announcement. Electronic service and offline service have the same legal effect.

If the borrower’s designated residence (address), billing address, telephone number, email address, fax, etc. are changed, shut down, malfunctioned, abandoned, deleted, etc., and cannot be received, the borrower shall notify the borrower within 15 natural days from the date of occurrence of the matter. Notify the lender in a timely manner; if not notified in a timely manner, if the lender and the judicial authority issue relevant debt collection notices and litigation documents based on the originally agreed address (address), billing address, telephone number, email address, fax, etc., it will also be deemed to have been served.

22.3 If any party to this contract changes its residence (address), telephone number, fax or email address, it shall promptly notify this party. with other counterparties. Before other contract parties receive the other party’s contact information change information, the other party’s original contact information shall still be considered a valid contact method for that party. Because the borrower provided wrong address (address), phone number, email address, fax If the information is not received or the changed contact information is not notified in a timely manner, resulting in the failure of relevant documents or electronic data to be delivered, the documents The date of return or the date of sending electronic data information shall be deemed as the date of delivery.

22.4 The address (address), telephone number, fax or email address specified in this contract and their change procedures are applicable to this contract. Throughout the entire process after conclusion, including judicial proceedings involving arbitration or litigation arising from disputes arising out of this contract, the parties to the contract (including the recipient The people’s courts and arbitration institutions that handle disputes) have the right to use the domicile (address), telephone, fax or electronic address determined in this contract. Mailboxes are used for the delivery and service of judicial documents.

22.5 The borrower agrees that the court will use modern methods such as electronic or Internet to hear cases, and recognizes that the court will adopt this contract. Serve litigation documents, initiate payment orders, etc. to the borrower in the agreed manner.

Article 23 Notarization

The lender may enforce and notarize this contract based on the agreement of both parties based on the risk status of the borrower. enforce If the borrower fails to perform its obligations under this contract after notarization, the lender may apply to the people’s court with jurisdiction for compulsory implement.

Article 24 This contract shall be governed and interpreted by the laws of the People’s Republic of China.

Article 25 For special agreed matters, please see Article 6 of the exclusive terms of this contract.

Article 26 For dispute resolution methods, please see Article 8 of the exclusive terms of this contract.

Article 27 For the number of contract copies, see Article 9 of the exclusive terms of this contract.

Article 28 Effectiveness, modification and termination of the contract.

28.1 This contract will take effect after being signed or sealed by both parties. When signing an electronic contract, use an electronic signature to complete the contract signing online. If signed, it will take effect when the last party completes the system signing process and generates the system electronic contract.

28.2 The borrower confirms and agrees that the Postal Savings Bank of China will use the corporate and personal information submitted by the borrower to Jin Financial Certification Center Co., Ltd. (China Financial Certification Center China Financial Certification Authority, abbreviation CFCA) Apply for a digital certificate, CFCA will use the borrower’s personal information in accordance with legal requirements such as the Electronic Signature Act Issue a digital certificate for personal information (such as name, ID number, phone number, etc.) and allow it to be stored within the legal period Borrower’s personal information. CFCA contact number: 400-880-9888, official website link: http://www.cfca.com.cn.

28.3 After this contract comes into effect, neither the borrower nor the lender shall arbitrarily change or terminate this contract in advance, except for the circumstances of termination stipulated in this contract. Unless otherwise agreed in this contract, if the contract needs to be modified or terminated, the modification or termination shall be made in writing through consensus reached by both parties. When the borrower requests to change or terminate the contract in advance, it shall notify the lender in writing 30 natural days in advance.

28.4 When this contract becomes legally invalid or some of its terms are invalid, the lender has the right to terminate this contract and immediately recover the losses suffered from the borrower; the invalidity of some of the terms of the contract does not affect the validity of other terms of the contract.

Part II Exclusive Terms

Article 1 The parties to the contract

Lender: China Postal Savings Bank Co., Ltd. Qianxinan Buyi and Miao Autonomous Prefecture Branch

Residence (Address): No. 1, Yunnan Road, Xingyi City, Qianxinan Buyi and Miao Autonomous Prefecture, Guizhou Province

Tel: 0859-3238648 Fax: /

E-mail:/                                                       Person in charge: Deng Su

Borrower: Sunrise(Guizhou) New Energy Materials Co., Ltd.

Residence (address): Group 2, Heying Village, Lutun Town, Yilong New District, Qianxinan Guizhou Province (next to Yilong Avenue)

Tel: 13701853546

E-mail:/                                                                 fax:/

                                                                                      Legal representative/person in charge: Du Huiyu

Article 2 Loan Amount

The loan limit under this contract is: Currency: RMB, Amount: RMB 30,000

Article 3 Loan period

The duration of the loan line is 96 months, from January 19, 2023 to January 18, 2031. The first 60 months of the quota duration is the quota usage period, which starts from January 19, 2022 to January 18, 2028. During the quota usage period, the borrower can apply for disbursement of the loan provided that the quota is valid. The term of a single loan refers to the period from the withdrawal date of a single loan to the agreed repayment date. The maximum term of a single loan within the loan period is 36 months.

Article 4 Guarantee Method

For the debts of the borrower to the lender incurred under this contract and individual contracts, both parties agree to use the following methods to guarantee:

☑ The maximum mortgage guarantee is provided by the mortgagor Sunrise (Guizhou) New Energy Materials Co., Ltd.

The pledger / provides the maximum amount of pledge guarantee.

☑ The guarantor Zhuhai (Zibo) Investment Co., Ltd. and Haiping Hu provide the maximum guarantee guarantee.

Other /

Article 5 The loan under this contract can be used by the borrower in accordance with the following method 5.1:

5.1 Recycling, the borrower can use the loan repeatedly within the validity period of the loan limit, and the balance of the entire loan shall not exceed the amount agreed in this contract.

5.2 It cannot be recycled. The borrower can draw down the loan in installments within the validity period of the loan limit, and the total amount of the loan disbursed shall not exceed the amount agreed in this contract.Article 6 Special Agreements. Both parties to the loan agree to make the following agreements:

Article 6 Special Agreements.

Both parties to the loan agree to make the following agreements:/

Article 7 Fees

Regarding the fees, the parties agreed as follows:/

Article 8 Disputes and Resolution

If any dispute arises between the two parties during the performance of this contract, it shall be resolved through negotiation or mediation between the two parties. If negotiation or mediation fails, the matter shall be resolved in accordance with the following method 8.1:

8.1 File a lawsuit with the People’s Court (including Internet Court) with jurisdiction over the lender’s domicile.

8.2 File a lawsuit in / court.

8.3 Apply to the /local/arbitration committee for arbitration in accordance with the arbitration rules in effect at that time. The arbitral award is final and binding on both parties.

During the course of litigation or arbitration, the provisions of this contract that are not involved in the dispute still need to be performed.

Article 9 Number of Contract Copies

This contract is made in triplicate, one for the lender, one for the borrower, and one for the mortgage registration department, each of which has the same legal effect.

(The following is the page with signature and seal, no text)

The borrower declares: The lender has reminded us of the relevant terms of this contract (especially the terms containing boldface titles or boldface text) in accordance with the law, and explained the concept, content and legal effects of the relevant terms at our request. We are aware of and understand the above terms.

Lender (signature and seal) China Postal Savings Bank Co., Ltd. Qianxinan Buyi and Miao Autonomous Prefecture Branch

Legal representative/responsible person or authorized agent

Date: 2023-01-18

Borrower (signature) Yang (Guizhou) New Energy Materials Co., Ltd.

Signature or seal of the legal representative/disciple or authorized agent)

Date: 2023-01-18